As filed with the U.S. Securities and Exchange Commission on April 8, 2026.

Registration Statement No. 333-140460

Registration Statement No. 333-140529

Registration Statement No. 333-151513

Registration Statement No. 333-167250

Registration Statement No. 333-182260

Registration Statement No. 333-197633

Registration Statement No. 333-224432

Registration Statement No. 333-239025

Registration Statement No. 333-265510

Registration Statement No. 333-281009

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM F-10 REGISTRATION STATEMENT NO. 333-140460

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM F-10 REGISTRATION STATEMENT NO. 333-140529

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM F-10 REGISTRATION STATEMENT NO. 333-151513

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM F-10 REGISTRATION STATEMENT NO. 333-167250

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM F-10 REGISTRATION STATEMENT NO. 333-182260

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM F-10 REGISTRATION STATEMENT NO. 333-197633

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM F-10 REGISTRATION STATEMENT NO. 333-224432

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM F-10 REGISTRATION STATEMENT NO. 333-239025

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM F-10 REGISTRATION STATEMENT NO. 333-265510

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM F-10 REGISTRATION STATEMENT NO. 333-281009

UNDER THE SECURITIES ACT OF 1933

ONCOLYTICS BIOTECH INC.

(Exact name of Registrant as specified in its charter)

Nevada	98-0541667
(State or other jurisdiction of incorporation or organization )	(I.R.S. Employer Identification No.)

4350 Executive Drive, Suite 325
San Diego, California, 92121
(403) 670-7377

(Address and Telephone number of Registrant’s Principal Executive Offices)

Jared Kelly

Chief Executive Officer

4350 Executive Drive, Suite 325

San Diego, California 92121

(403) 670-7377

(Name, Address (including zip code) and Telephone Number (including Area Code) of Agent for Service in the
United States)

Copies to:

Christopher J. Clark, Esq. Latham & Watkins LLP 555 Eleventh Street N.W., Suite 1000 Washington, D.C. 20004 (202) 637-2200

Approximate date of proposed sale to the public:
Not applicable. Removal from registration of securities that were not sold pursuant to the above referenced registration statements.

Province of Alberta, Canada

(Principal jurisdiction regulating this offering)

It is proposed that this filing shall become effective (check appropriate box):

A.	☐ Upon filing with the Commission, pursuant to Rule 467(a) (if in connection with an offering being made contemporaneously in the United States and Canada).

B.	☐ At some future date (check the appropriate box below):

1.	☒ pursuant to Rule 467(b) on April 16, 2026 (date) at 4:30 p.m. Eastern time (time) (designate a time not sooner than 7 calendar days after filing).

2.	☐ pursuant to Rule 467(b) on __(date) at ___(time) (designate a time 7 calendar days or sooner after filing) because the securities regulatory authority in the review jurisdiction has issued a receipt or notification of clearance on ___(date).

3.	☐ pursuant to Rule 467(b) as soon as practicable after notification of the Commission by the Registrant or the Canadian securities regulatory authority of the review jurisdiction that a receipt or notification of clearance has been issued with respect hereto.

4.	☐ after the filing of the next amendment to this Form (if preliminary material is being filed).

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to the home jurisdiction’s shelf prospectus offering procedures, check the following box. ☐

DEREGISTRATION OF SECURITIES

These post-effective amendments relate to the following Registration Statements on Form F-10 (collectively, the “Registration Statements”):

•	Registration Statement on Form F-10 (File No. 333-140460) initially filed with the U.S. Securities and Exchange Commission (the “SEC”) by Oncolytics Biotech Inc. (the “Company”) on February 5, 2007 and as amended, pertaining to the registration of offers and sales by the Company of units (“Units”);

•	Registration Statement on Form F-10 (File No. 333-140529) initially filed with the SEC by the Company on February 8, 2007 and as amended, pertaining to the registration of offers and sales by the Company of common shares (“Common Shares”);

•	Registration Statement on Form F-10 (File No. 333-151513) initially filed with the SEC by the Company on June 6, 2008 and as amended, pertaining to the registration of offers and sales by the Company of Common Shares, subscription receipts, warrants, Units (collectively “Securities”) and debt securities;

•	Registration Statement on Form F-10 (File No. 333-167250) initially filed with the SEC by the Company on June 2, 2010 and as amended, pertaining to the registration of offers and sales by the Company of Securities;

•	Registration Statement on Form F-10 (File No. 333-182260) initially filed with the SEC by the Company on June 21, 2012 and as amended, pertaining to the registration of offers and sales by the Company of Securities;

•	Registration Statement on Form F-10 (File No. 333-197633) initially filed with the SEC by the Company on July 25, 2014 and as amended, pertaining to the registration of offers and sales by the Company of Securities;

•	Registration Statement on Form F-10 (File No. 333-224432) initially filed with the SEC by the Company on April 25, 2018 and as amended, pertaining to the registration of offers and sales by the Company of Securities;

•	Registration Statement on Form F-10 (File No. 333-239025) initially filed with the SEC by the Company on June 8, 2020 and as amended, pertaining to the registration of offers and sales by the Company of Securities;

•	Registration Statement on Form F-10 (File No. 333-265510) initially filed with the SEC by the Company on June 10, 2022 and as amended, pertaining to the registration of offers and sales by the Company of Securities; and

•	Registration Statement on Form F-10 (File No. 333-281009) initially filed with the SEC by the Company on July 25, 2024 and as amended, pertaining to the registration of offers and sales by the Company of Securities.

The Company hereby withdraws the Registration Statements, including all amendments and exhibits thereto, with respect to the unsold portion of securities registered thereon.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-10 and has duly caused these post-effective amendments to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on the 8th day of April, 2026.

ONCOLYTICS BIOTECH INC.

By:	/s/ Kirk Look
Kirk Look
Chief Financial Officer

No other person is required to sign these post-effective amendments in reliance upon Rule 478 under the Securities Act of 1933, as amended.